EXHIBIT 99.1

Washington Banking Company Earns $1.6 Million in 1Q09

OAK HARBOR, WA – April 21, 2009 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported that core deposit growth, efficient operating metrics and strong capital ratios contributed to first quarter 2009 profitability. Washington Banking earned $1.6 million before its first preferred stock dividend of $359,000. Income available to common shareholders was $1.2 million, or $0.13 per diluted common share, in the quarter ended March 31, 2009, compared to $1.7 million, or $0.18 per diluted common share, in the fourth quarter of 2008 and $2.3 million, or $0.25 per diluted common share, in the first quarter a year ago.

“We generated another solid quarterly profit while building capital, increasing reserves and paying our first dividend to the U.S. Treasury on its investment in our institution,” said Jack Wagner, President and CEO. “While profits did not reach the record levels of a few years ago, we are delighted with our deposit growth, which contributed to a stable net interest margin, and our credit quality continues to be above average.”

Conference Call Information and Annual Meeting
Management will host a conference call tomorrow, April 22, 2009, at 12:00 p.m. PDT (3:00 p.m. EDT) to discuss the quarterly results. The live call can be accessed by dialing (303) 275-2170 or on the web at www.wibank.com. The replay, which will be available for 90 days beginning shortly after the call concludes, can be heard at (303) 590-3000 with access code 11129004#, or on the web at www.wibank.com.

Washington Banking will hold its annual shareholders meeting on April 23, 2009, at 3:00 p.m. PDT at the Whidbey Island Bank Operations Center in Oak Harbor. Shareholders and interested investors are welcome to attend.

First Quarter 2009 Financial Highlights (March 31, 2009 compared to March 31, 2008)

  Capital ratios remained well above the regulatory requirements for well-capitalized institutions, with Tier 1 Capital to risk-adjusted assets of 14.94% compared to 11.38%. Tangible common equity to assets stood at 9.03% compared to 8.48% a year earlier.

  Produced relatively good asset quality in a very difficult economic environment with nonperforming assets to total assets at 1.12%, up from 0.37%.

  Reserves grew to 1.61% of total loans, up 12 basis points during the quarter and 21 basis points year-over-year.

  Total loans increased 2% to $829 million from $815 million.

  Book value per common share increased 9% to $8.71 compared to $7.99.

  Core deposits, consisting of transaction accounts and CDs under $100,000, grew 4% to $583 million and accounted for 76% of total deposits.

  Efficiency improved with the efficiency ratio dropping 291 basis points to 57.07%.

Credit Quality
 “While our asset quality remains above that of the national and regional peers, our credit metrics are following the national trend with nonperforming loans increasing in the quarter,” said Joe Niemer, Chief Credit Officer. “With limited concentrations in the portfolio by borrower or loan type, the increase in nonperforming loans was primarily for construction projects in our market area and a few

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WBCO – 1Q09 Profits
April 21, 2009

commercial real estate properties.” Nonperforming assets totaled $10.3 million, or 1.12% of total assets at March 31, 2009, compared to $4.1 million, or 0.46% of total assets at December 31, 2008, and $3.3 million, or 0.37% of total assets, a year ago. Nonperforming assets consist of nonaccrual loans, accruing loans 90 days or more past due, restructured loans and other real estate owned (OREO).

The allowance for loan losses increased to $13.3 million, or 1.61% of total loans at quarter end, compared to $11.4 million or 1.40% at March 31, 2008, boosted by the $2.5 million provision for loan losses booked in the first quarter. “Over the past year, we have booked more than $6.5 million in provisions to augment reserves in anticipation of continued stress in the loan portfolio,” said Niemer.

Net charge-offs in the first quarter were $1.4 million, or 68 basis points of average loans, compared to $747,000, or 37 basis points of average loans for the same period a year ago. Net charge-offs in the indirect auto lending portfolio were $445,000 in the first quarter, up from $192,000 a year ago, reflecting the continued rise in unemployment.

Capital
Washington Banking’s capital ratios were very strong at the end of the first quarter, which included the $26.4 million raised from the sale of preferred shares to the U.S. Treasury. “While our capital levels were healthy before the capital investment by the government, we determined it was in the best interest of our shareholders, customers and employees to accept the Treasury capital infusion,” Wagner noted. “We are using these funds to continue to lend to businesses and consumers in our market, and we paid our first preferred dividend this quarter. Our goal is to continue to prudently deploy these funds and to repay the Treasury when it makes sense to do so. Until we have better clarity on the economy, however, we plan to retain these funds.”

Tier 1 capital ratio was 14.94% at March 31, 2009, compared with 11.98% from the linked quarter and 11.38% at March 31, 2008. The total risk-based ratio was 16.19% at March 31, 2009, compared with 13.23% from the previous quarter and 12.63% at March 31, 2008. All regulatory ratios continue to exceed the “well-capitalized” requirements established by regulators. Washington Banking’s tangible common equity at quarter end was equal to 9.03% of total assets.

“Thursday, the board of directors will review our dividend payment on common shares, and I expect the dividend rate will remain unchanged this quarter,” said Wagner. “Our directors review dividend payments each quarter in light of earnings, the regional economic outlook and capital requirements. With the issuance of the preferred shares last quarter, the board will also determine the prudence of conserving capital in order to redeem preferred shareholders on an accelerated schedule. This consideration may alter the amount of dividends available to common shareholders for a period of time. Washington Banking has paid a quarterly cash dividend since its 1998 initial public offering, and any alteration of our dividend policy will be carefully weighed.”

Balance Sheet

At March 31, 2009, total assets increased 3% to $919 million compared to $893 million a year ago. Total net loans also grew 2% to $816 million from $804 million a year ago, and up 1% from $811 million at the end of 2008.

Total deposits were up 2% in the quarter and year-over-year at $763 million at March 31, 2009 compared to $747 million at the end of 2008 and $746 million a year ago. Year-over year, money market accounts increased 9% and account for 19% of total deposits. Time deposits continue to be evenly balanced between certificates under $100,000 and certificates over $100,000 with a very

WBCO – 1Q09 Profits
April 21, 2009

small component of brokered deposits. “We are generating new accounts at a higher pace than any time in the past few years, which we believe is a result of many of our customers returning to Whidbey Island Bank, now that we have demonstrated our ability and resolve to remain independent,” stated Rick Shields, Chief Financial Officer.

Retained earnings increased 12% to $47.4 million, bringing common shareholder equity to $8.71 per share at March 31, 2009, compared to $7.99 per share a year ago. Following the $26.38 million capital infusion from the preferred shares issued to the U.S. Treasury, total shareholders’ equity was $107.7 million.

Operating Results
Bolstered by loan sales and investment income, revenue was $11.5 million in the first quarter of 2009, compared to $11.2 million for the fourth quarter and $11.5 million a year ago. Net interest income, before the provision for loan losses, decreased 2% to $9.3 million in the first quarter of 2009 from $9.5 million in both the previous and year ago quarters. Noninterest income rose to $2.0 million in the first quarter, up 27% from the prior quarter at $1.6 million and up 12% from $1.8 million a year ago. “With the low mortgage interest rates, we are seeing an increased demand for home loans,” Shields noted.

Net interest margin was 4.51% in the first quarter of 2008 compared to 4.50% in the fourth quarter of 2008 and 4.71% in the same quarter a year ago.

Noninterest expense for the first quarter declined to $6.5 million from $6.7 million in the preceding quarter and down 5% from $6.9 million in the first quarter last year. “We have always emphasized watching overhead costs closely and it is even more important in this economic climate,” Wagner concluded.

The efficiency ratio during the first quarter of 2009 improved to 57.07%, compared to 60.21% reported in the linked quarter, and 59.98% a year ago. Return on average assets and return on average common equity were 0.71% and 6.10%, respectively, for the first quarter of 2009 and 1.07% and 12.66%, respectively, for the first quarter of 2008.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 18 full-service branches located in five counties in Northwestern Washington.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

WBCO – 1Q09 Profits
April 21, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	March 31,	December 31,	Month	March 31,	Year
	2009	2008	Change	2008	Change
Interest Income
Loans	$13,000	$13,968	-7%	$15,360	-15%
Taxable Investment Securities	136	103	33%	110	24%
Tax Exempt Securities	67	52	30%	51	31%
Other	2	22	-91%	5	-60%
Total Interest Income	13,205	14,145	-7%	15,526	-15%

Interest Expense
Deposits	3,519	4,195	-16%	5,295	-34%
Other Borrowings	133	199	-33%	304	-56%
Junior Subordinated Debentures	224	279	-20%	405	-45%
Total Interest Expense	3,876	4,673	-17%	6,004	-35%

Net Interest Income	9,329	9,472	-2%	9,522	-2%

Provision for Loan Losses	2,450	1,900	29%	1,025	139%
Net Interest Income after Provision for Loan Losses	6,879	7,572	-9%	8,497	-19%

Noninterest Income
Service Charges and Fees	858	841	2%	726	18%
Electronic Banking Income	310	316	-2%	314	-1%
Investment Products	170	78	118%	129	32%
Bank Owned Life Insurance Income	94	73	29%	101	-7%
Income from the Sale of Loans	270	46	491%	90	200%
SBA Premium Income	18	20	-12%	144	-88%
Other Income	283	205	38%	291	-3%
Total Noninterest Income	2,003	1,579	27%	1,795	12%

Noninterest Expense
Compensation and Employee Benefits	3,424	3,644	-6%	3,990	-14%
Occupancy and Equipment	1,033	966	7%	949	9%
Office Supplies and Printing	171	170	0%	119	44%
Data Processing	131	156	-16%	161	-19%
Merger Related Expense	-	18	-100%	81	-100%
Employee Separation Expense	-	58	-100%	-	0%
Consulting and Professional Fees	278	325	-14%	215	29%
Other	1,509	1,398	8%	1,364	11%
Total Noninterest Expense	6,546	6,735	-3%	6,879	-5%

Income Before Income Taxes	2,336	2,416	-3%	3,413	-32%
Provision for Income Taxes	762	746	2%	1,076	-29%
Net Income Before Preferred Dividends	1,574	1,670	-6%	2,337	-33%
Preferred Dividends	359	-	100%	-	100%
Net Income Available to Common Shareholders	$1,215	$1,670	-27%	$2,337	-48%
Earnings per Common Share
Net Income per Common Share, Basic	$0.13	$0.18	-28%	$0.25	-48%

Net Income per Common Share, Diluted	$0.13	$0.18	-28%	$0.25	-48%

Average Number of Common Shares Outstanding	9,507,000	9,486,000		9,432,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,527,000	9,513,000		9,514,000

WBCO – 1Q09 Profits
April 21, 2009

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands, except per share data)	March 31,	December 31,	Month	March 31,	Year
	2009	2008	Change	2008	Change
Assets
Cash and Due from Banks	$17,019	$13,609	25%	$21,377	-20%
Interest-Bearing Deposits with Banks	275	381	-28%	404	-32%
Fed Funds Sold	7,675	-	100%	2,415	218%
Total Cash and Cash Equivalents	24,968	13,990	78%	24,196	3%

Investment Securities Available for Sale	20,481	17,798	15%	12,494	64%

FHLB Stock	2,430	2,430	0%	1,984	22%

Loans Held for Sale	2,665	2,896	-8%	453	488%

Loans Receivable	829,142	823,068	1%	814,993	2%
Less: Allowance for Loan Losses	(13,323)	(12,250)	9%	(11,404)	17%
Loans, Net	815,819	810,818	1%	803,589	2%

Premises and Equipment, Net	25,365	24,971	2%	24,906	2%
Bank Owned Life Insurance	16,916	16,822	1%	16,618	2%
Other Real Estate Owned	1,799	2,226	-19%	1,890	-5%
Other Assets	8,227	7,680	7%	6,879	20%
Total Assets	$918,671	$899,631	2%	$893,009	3%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$98,563	$91,482	8%	$98,003	1%
NOW Accounts	124,736	119,115	5%	140,568	-11%
Money Market	142,176	143,855	-1%	130,044	9%
Savings	43,024	41,161	5%	42,682	1%
Time Deposits	354,490	351,546	1%	334,449	6%
Total Deposits	762,989	747,159	2%	745,746	2%
FHLB Overnight Borrowings	-	11,640	-100%	11,500	-100%
Other Borrowed Funds	20,000	30,000	-33%	30,000	-33%
Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	2,187	4,498	-55%	4,277	-53%
Total Liabilities	810,950	819,071	-1%	817,297	-1%

Shareholders' Equity:
Preferred Stock (no par value) 26,380 shares authorized
Series A (Liquidation preference $1,000 per share);
26,380 issued and outstanding at 3/31/09; none in 2008	24,744	-	100%	-	100%
Common Stock (no par value) 13,679,757 shares authorized
9,529,322 issued and outstanding at 3/31/09;
9,510,007 at 12/31/08; and 9,476,360 at 3/31/08	35,468	33,701	5%	33,077	7%
Retained Earnings	47,247	46,567	2%	42,421	12%
Other Comprehensive Income	263	292	-10%	214	23%
Total Shareholders' Equity	107,721	80,560	34%	75,712	42%
Total Liabilities and Shareholders' Equity	$918,671	$899,631	2%	$893,009	3%

WBCO – 1Q09 Profits
April 21, 2009

ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended
($ in thousands, except per share data)	March 31,	December 31,	March 31,
	2009	2008	2008
Allowance for Loan Losses Activity:
Balance at Beginning of Period	$12,250	$11,488	$11,126
Indirect Loans:
Charge-offs	(649)	(691)	(363)
Recoveries	204	184	171
Indirect Net Charge-offs	(445)	(507)	(192)
Other Loans:
Charge-offs	(1,132)	(1,151)	(659)
Recoveries	200	520	104
Other Net Charge-offs	(932)	(631)	(555)
Total Net Charge-offs	(1,377)	(1,138)	(747)
Provision for Loan Losses	2,450	1,900	1,025
Balance at End of Period	$13,323	$12,250	$11,404
Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	1.68%	1.82%	0.68%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.53%	0.35%	0.32%
Net Charge-offs to Average Total Loans (1)	0.68%	0.55%	0.37%
	March 31,	December 31,	March 31,
	2009	2008	2008
Nonperforming Assets
Nonperforming Loans (2)	$8,474	$1,918	$1,373
Other Real Estate Owned	1,799	2,226	1,890
Total Nonperforming Assets	$10,273	$4,144	$3,263

Nonperforming Loans to Loans (1)	1.02%	0.23%	0.17%
Nonperforming Assets to Assets	1.12%	0.46%	0.37%
Allowance for Loan Losses to Nonperforming Loans	157.22%	638.67%	830.59%
Allowance for Loan Losses to Loans	1.61%	1.49%	1.40%

Loan Composition
Commercial	$98,503	$94,522	$105,641
Real Estate Mortgages
One-to-Four Family Residential	61,946	58,099	55,129
Commercial	334,236	327,704	311,188
Real Estate Construction
One-to-Four Family Residential	93,587	101,022	102,742
Commercial	44,206	44,401	41,335
Consumer
Indirect	106,139	108,266	112,351
Direct	87,877	86,364	84,052
Deferred Fees	2,648	2,690	2,555
Total Loans	$829,142	$823,068	$814,993

Time Deposit Composition
Time Deposits $100 and greater	162,698	164,724	187,504
All Other Time Deposits	172,188	164,095	136,945
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	12,104	12,727	-
Non-CDARS	7,500	10,000	10,000
Total Time Deposits	$354,490	$351,546	$334,449

(1)	Excludes Loans Held for Sale.
(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO – 1Q09 Profits
April 21, 2009

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended
($ in thousands, except per share data)	March 31,	December 31,	March 31,
	2009	2008	2008
Revenues (1)(2)	$11,473	$11,184	$11,470

Averages
Total Assets	$904,437	$901,487	$880,282
Loans and Loans Held for Sale	825,694	823,217	811,128
Interest Earning Assets	851,100	849,210	826,659
Deposits	750,807	766,362	742,678
Common Shareholders' Equity	$80,897	$79,402	$74,264

Financial Ratios
Return on Average Assets, Annualized	0.71%	0.74%	1.07%
Return on Average Common Equity, Annualized (3)	6.10%	8.37%	12.66%
Efficiency Ratio (2)	57.07%	60.21%	59.98%
Yield on Earning Assets (2)	6.36%	6.67%	7.63%
Cost of Interest Bearing Liabilities	2.23%	2.54%	3.40%
Net Interest Spread	4.13%	4.13%	4.23%
Net Interest Margin (2)	4.51%	4.50%	4.71%

Book Value Per Common Share	$8.71	$8.47	$7.99
Cash Dividends Per Common Share	$0.065	$0.065	$0.06

	March 31,	December 31,	March 31,	Regulatory Requirements
				Adequately-	Well-
	2009	2008	2008	capitalized	capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated	16.19% (4)	13.23%	12.63%	8.00%	N/A
Tier 1 Risk-Based Capital Ratio - Consolidated	14.94% (4)	11.98%	11.38%	4.00%	N/A
Tier 1 Leverage Ratio - Consolidated	14.66% (4)	11.68%	11.43%	4.00%	N/A
Total Risk-Based Capital Ratio - Whidbey Island Bank	16.01% (4)	13.10%	12.29%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank	14.76% (4)	11.85%	11.04%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank	14.48% (4)	11.54%	11.08%	4.00%	5.00%

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.
(2)

Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(3)	Return on average common equity is adjusted for preferred stock dividends.
(4)	Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.

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Note: Transmitted on GlobeNewswire at 2:33 p.m. PDT April 21, 2009.